Exhibit 99.1

Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

                 RAND LOGISTICS ANNOUNCES FIRST QUARTER RESULTS

New York, NY - August 14, 2007 - Rand Logistics Inc. (Nasdaq:RLOG; RLOGW; RLOGU) ("Rand") today announced financial results for the first quarter ended June 30, 2007.

First Quarter 2008 Financial and Operational Highlights
      Versus Quarter ended June 30, 2006

      o Revenue increased $3.2 million, or 16%, to $23.1 million (excluding outside voyage charter revenue). The three vessels operated under a time charter agreement contributed $3.0 million of the increase during the period until the work stoppage commenced by the licenced officers on May 9, 2007 (which recently concluded upon the expiration of the officers' labor agreement).

      o Total actual vessel sailing days increased by 119, or 17%, from 696 days to 815 days, primarily due to the addition of the three time chartered vessels. However, the time chartered vessels sailed only 118 of 273 potential sailing days due to the aforementioned work stoppage. Excluding the three time chartered vessels, total actual vessel sailing days were 697 compared to 696 in the quarter ended June 30, 2006.

      o EBITDA was $3.7 million, compared to $4.3 million in the prior year quarter. EBITDA included $0.8 million related to a variable interest entity ("VIE") for which Rand was the primary beneficiary under FIN-46R, although Rand has no ownership interest in that entity.

      o Excluding the VIE, EBITDA was $2.9 million, compared to $4.3 million in the prior year quarter. The decline in EBITDA was primarily due to:

            - The impact of the work stoppage on the three time chartered vessels, as Rand continued to incur certain contractual costs including principle payments, cash interest expense, insurance, certain employee benefits, lay-up costs, and other out-of-pocket costs, which resulted in a loss of $1.0 million on the time charter contract during the quarter.

            - Higher G&A costs, largely related to increased finance staffing and the implementation of a SOX compliant business software and IT infrastructure ($250,000), and amortization of certain compensation costs paid in fiscal 2007 ($166,000).

Scott Bravener, President and CEO of Lower Lakes, stated, "Our revenue growth during the quarter was driven primarily by additional sailing days from the time chartered vessels for a portion of the quarter, as well as rate increases and scheduling efficiencies. However, our results also reflect the delayed startup of some customer sites this spring due to the unusually cold and wet late winter weather, particularly in April, as well as the work stoppage. Despite the work stoppage, we worked diligently throughout the quarter, and were able to meet most of our customers' shipping requirements. As we announced on August 6, WMS' agreement with the American Maritime Officers expired and was not renewed by WMS. A separate contract with the unlicensed crew members has been extended until October 31, 2007. WMS is currently evaluating the supervisory staffing needs of these three vessels to enable them to commence sailing as soon as possible."

Captain Bravener continued, "During the first quarter, we began to achieve significant improvements in the performance within our US fleet, which met both our operational and profit targets. Investments we have made in maintenance engineers, preventative maintenance, and winter work for these vessels have reduced repair costs, improved loading and unloading efficiencies, and generated increased revenues. We have continued to realize these performance improvements in July and August 2007 relative to 2006, and are optimistic that these vessels will continue to outperform comparable periods from last year."

Laurence S. Levy, Chairman and CEO of Rand, commented, "We are certainly pleased that the work stoppage has concluded, and are confident that we can fully utilize the boats once they begin sailing again in the near-term. We remain optimistic about Rand's long-term prospects, due to the strength and growth of our base business, where we continue to see strong demand for our shipping capacity, as well as our active pursuit of external expansion opportunities. Our criteria continues to include predictable cash flows, defined markets and barriers to entry, and shipping or related areas of business. Following the warrant exercise program completed after quarter-close, which generated cash of $17.8 million for Rand, we are well funded to make further investments in growing our business internally and externally. The warrant exercises also improved our liquidity and reduced the warrant overhang on our common stock. We look forward to keep you apprised of Rand's continued development."

Summary Statement of Operations (unaudited)

                                                Three months      Three months
                                               ended June 30,    ended June 30,
                                                    2007              2006
------------------------------------------------------------------------------
Revenue - Company operated vessels                23,099                19,892
Revenue - Outside voyage charter revenue           2,131                 2,353
------------------------------------------------------------------------------
                                                  25,230                22,245
Expenses
  Outside voyage charter fees                      2,137                 2,318
  Vessel operating expenses                       17,317                14,295
  Non operational repairs and maintenance             94                    57
------------------------------------------------------------------------------
                                                  19,548                16,670
------------------------------------------------------------------------------
Income before general and administrative,          5,682                 5,575
depreciation, amortization of drydock
costs and intangibles, other income and
expenses and income taxes
------------------------------------------------------------------------------

  General and administrative                       1,941                 1,278
  Depreciation and amortization of drydock
  costs and intangibles                            2,259                 1,491
  Loss (gain) on foreign exchange                   (173)                   37
------------------------------------------------------------------------------
                                                   4,027                 2,806
------------------------------------------------------------------------------
Income before interest, other income and
expenses and income taxes                          1,655                 2,769
------------------------------------------------------------------------------

Net income                                        (1,154)                  720
------------------------------------------------------------------------------
Net income (loss) per share - basic               ($0.12)              $  0.13
Net income (loss) per share - diluted             ($0.12)              $  0.06


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

Conference Call

Management will conduct a conference call focusing on the financial results on:

Tuesday, August 14, 2007
9:00am ET
Dial-in number: 706-679-3155
Conference ID: 10972676

A phone replay will be available from 12:00 noon ET on Tuesday, August 14, 2007 until midnight ET on Friday, August 21, 2007. Dial 800-642-1687 (706-645-9291
for international callers) and enter the code 10972676 for the phone replay. Additionally, the Company will file a transcript of the call with the Securities and Exchange Commission, which will be available at www.sec.gov.

Reconciliation of Non-GAAP Measure to GAAP

EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation. A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of eleven self unloading bulk carriers, including nine River Class vessels and one River Class integrated tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                                -OR-       INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                               The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                   Loren G. Mortman
Edward Levy, President                             (212) 836-9604
212-644-3450                                       LMortman@equityny.com
                                                   www.theequitygroup.com


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

                              Rand Logistics, Inc.
                      Consolidated Statements of Operations

                                                Three months      Three months
                                               ended June 30,    ended June 30,
                                                    2007              2006
                                                 (unaudited)       (unaudited)
                                               --------------    --------------

REVENUE                                        $       25,230    $       22,245
-------------------------------------------------------------------------------

EXPENSES
      Outside voyage charter fees                       2,137             2,318
      Vessel operating expenses                        17,317            14,295
      Repairs and maintenance                              94                57
      General and administrative                        1,941             1,278
      Depreciation                                      1,543             1,054
      Amortization of drydock costs                       358                84
      Amortization of intangibles                         358               353
      (Gain) loss on foreign exchange                    (173)               37
-------------------------------------------------------------------------------
                                                       23,575            19,476
-------------------------------------------------------------------------------
INCOME BEFORE OTHER INCOME AND
EXPENSES AND INCOME TAXES                               1,655             2,769
-------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
Interest expense                                        1,012               674
Interest income                                           (65)               (2)
Gain on hedging transaction                               (79)               --
Amortization of chartering agreement costs                 49                --
-------------------------------------------------------------------------------

                                                          917               672
-------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                738             2,097
PROVISION (RECOVERY) FOR INCOME TAXES
-------------------------------------------------------------------------------
Current                                                   (43)              (80)
-------------------------------------------------------------------------------
Deferred                                                  361             1,165
-------------------------------------------------------------------------------
NET INCOME                                     $          420    $        1,012
===============================================================================
MINORITY INTEREST                                         321                --
PREFERRED STOCK DIVIDENDS                      $          296    $          292
STOCK WARRANT INDUCEMENT DISCOUNT              $          957    $           --
===============================================================================
NET (LOSS) INCOME APPLICABLE TO
COMMON STOCKHOLDERS                            $       (1,154)   $          720
===============================================================================

Net (loss) earnings per share basic
(Note 19)                                      $        (0.12)   $          .13
===============================================================================
Net (loss) earnings per share diluted          $        (0.12)   $          .06
===============================================================================
Weighted average shares basic                       9,312,241         5,600,000
-------------------------------------------------------------------------------
Weighted average shares diluted                     9,312,241        15,841,639
===============================================================================


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

                              Rand Logistics, Inc.
                   Selected Financial Information (unaudited)
 Reconciliation of Income before Interest, Other Income and Expenses and Income
                                 Taxes to EBITDA

                             Rand Logistics, Inc.     Three months ended     Consolidated      Consolidated
                                Three months            June 30, 2007        Three months      Three months
                                   ended                  Impact of             ended             ended
                               June 30, 2007               Fin 46R           June 30, 2007     June 30, 2006
                             -------------------------------------------------------------------------------
Income before interest,
other income and expenses
and income taxes                   1,172                     483                 1,655              2,769

Loss (gain) on foreign
exchange                            (173)                      0                  (173)                37
Depreciation and
amortization of dry-dock
costs and intangibles              1,945                     314                 2,259              1,491
------------------------------------------------------------------------------------------------------------

EBITDA                             2,944                     797                 3,741              4,297
                             -------------------------------------------------------------------------------


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

                              Rand Logistics, Inc.
                           Consolidated Balance Sheets

                                                       June 30,      March 31,
                                                         2007           2007
ASSETS                                                (unaudited)    (audited)
                                                      ----------     ---------
CURRENT

     Cash and cash equivalents                        $    1,567    $    7,207
     Accounts receivable                                  13,167         2,702
     Prepaid expenses and other current assets             3,321         3,122
     Income taxes receivable                                 306           263
     Deferred income taxes                                 1,283         1,219
-------------------------------------------------------------------------------
Total current assets                                      19,644        14,513
BLOCKED ACCOUNT                                            2,700         2,700
PROPERTY AND EQUIPMENT, NET                               68,047        66,859
DEFERRED INCOME TAXES                                     14,098        13,574
DEFERRED DRYDOCK COSTS, NET                                6,478         5,895
INTANGIBLE ASSETS, NET                                    13,613        13,334
GOODWILL                                                   6,363         6,363
-------------------------------------------------------------------------------
                                                      $  130,943    $  123,238
 Total assets
===============================================================================
LIABILITIES

CURRENT
     Bank indebtedness                                $    2,362    $    5,097
     Accounts payable                                     10,091        11,445
     Accrued liabilities                                   3,433         3,237
     Interest rate swap contract                              57           135
     Income taxes payable                                    346           385
     Deferred income taxes                                   892           589
     Current portion of long-term debt                     4,582         4,398
-------------------------------------------------------------------------------
Total current liabilities                                 21,763        25,286
LONG-TERM DEBT                                            35,008        34,864
ACQUIRED MANAGEMENT BONUS PROGRAM                          3,000         3,000
DEFERRED INCOME TAXES                                     14,321        13,624
-------------------------------------------------------------------------------
                                                          74,092        76,774
 Total liabilities
===============================================================================
COMMITMENTS AND CONTINGENCIES                                 --            --
STOCKHOLDERS' EQUITY
     Preferred stock, $.0001 par value,                   14,900        14,900
     Authorized 1,000,000 shares, Issued and
     outstanding 300,000 shares
     Common stock, $.0001 par value                            1             1
     Authorized 50,000,000 shares, Issued and
     outstanding 10,041,378 shares
     Additional Paid-in Capital                           47,978        38,407
     Accumulated deficit                                  (7,101)       (5,947)
     Accumulated other comprehensive income (loss)           576       (1,073)
     Minority interest of variable interest entity           497           176
-------------------------------------------------------------------------------

Total stockholders' equity                                56,851        46,464
-------------------------------------------------------------------------------
Total liabilities and stockholders' equity            $  130,943    $  123,238
===============================================================================

                                    ####


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